UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2014

COMMUNITYONE BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-13823	56-1456589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1017 East Morehead Street, Charlotte North Carolina 28204
(Address of principal executive offices)

Registrant's telephone number, including area code: (336) 626-8300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[	]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[	]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[	]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) John C. Redett, who was elected to the Board of Directors of CommunityOne Bancorp (the “Company”) at the 2014 Annual Meeting of Shareholders, has now been qualified to serve in that capacity, having received supervisory non-objection to serve from the Federal Reserve Bank of Richmond. Mr. Redett assumed his position effective August 15, 2014. As disclosed in the Company’s definitive Proxy Statement on Schedule 14A, filed on April 8, 2014, Mr. Redett will serve on the Strategic Planning Committee and the Compensation and Nominating Committee of the Board.

As previously disclosed, Mr. Redett is a Managing Director of The Carlyle Group, LP (“Carlyle”) and is the director designated by Carlyle to serve on the Company’s Board pursuant to Section 3.5(b) of the Investment Agreement, dated as of April 26, 2011, between the Company and Carlyle.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 15, 2014	COMMUNITYONE BANCORP
(Date)	(Registrant)

/s/ David L. Nielsen
David L. Nielsen
Chief Financial Officer